Exhibit 99.1

REDWIRE ANNOUNCES COMPLETION OF BUSINESS COMBINATION WITH GENESIS PARK ACQUISITION CORP.

Combined Company’s Mission-Critical Space Infrastructure and Solutions Enable the Growth of Next Generation Space Operations and Commercialization of Space Economy

Redwire Expected to Begin Trading on NYSE on September 3, 2021 under the Symbol “RDW”

Transaction Values Redwire at a Pro Forma Enterprise Value of $620 Million

JACKSONVILLE, Fla. and HOUSTON, Tex. (September 2, 2021) – Redwire, a leader in mission critical space solutions and high reliability components for the next generation space economy, and Genesis Park Acquisition Corp. (NYSE: GNPK) (“Genesis Park”), a publicly traded special purpose acquisition company, announced today the completion of their previously announced business combination (the “Business Combination”). The Business Combination was approved by Genesis Park shareholders at an Extraordinary General Meeting held on September 1, 2021.

Upon completion of the Business Combination, the combined company changed its name to Redwire Corporation (“Redwire”). Redwire’s shares of common stock and warrants are expected to commence trading on the NYSE on September 3, 2021 under the new ticker symbols “RDW” and “RDW WS,” respectively. The transaction values Redwire at a $620 million pro forma enterprise value.

Redwire is a proven leader in the space community, providing complete space infrastructure solutions to its diversified base of customers in the national security, civil and commercial markets. With a highly differentiated strategy that combines deep flight heritage with innovative technology and disruptive IP, Redwire is a proven partner to major DoD, civil and commercial customers on cornerstone space programs, and is also shaping the future space economy with innovative on-orbit 3D printing, advanced robotics, and digitally designed spacecraft.

Peter Cannito, Chairman and CEO of Redwire, said, “This is a thrilling day for our team, and this milestone achievement is the culmination of the hard work and unmatched innovation of our talented employees. We are grateful for the support of our shareholders and to our partners at Genesis Park and AE Industrial Partners for their continued commitment to Redwire. As a public company in this second golden age of space, we will be in an even better position to deliver value to our customers’ missions, help to shape the commercialization of the new space economy and, ultimately, accelerate humanity’s expansion into space with our growing portfolio of breakout space infrastructure solutions.”

Paul Hobby, CEO of Genesis Park, said, “We are pleased to continue supporting Redwire’s best-in-class team, and we believe the company is well-positioned as a market leader with plentiful opportunities to drive value for shareholders.”

Kirk Konert, Partner at AE Industrial Partners, said, “We are proud to support Redwire’s journey to become a public company and beyond. As a purpose-built, pure-play space company with deep heritage and disruptive technology, Redwire has a unique opportunity to drive value as a space industry leader.”

Advisors

Jefferies is serving as financial advisor and Kirkland & Ellis LLP is serving as legal counsel to Redwire. Greenhill and KPMG are serving as financial advisors, Jefferies is serving as sole placement agent for the PIPE and capital markets advisor, and Willkie Farr & Gallagher LLP is serving as legal counsel to Genesis Park.

About Redwire

Redwire is a new leader in mission critical space solutions and high reliability components for the next generation space economy, with valuable IP for solar power generation and in-space 3D printing and manufacturing. With decades of flight heritage combined with the agile and innovative culture of a commercial space platform, Redwire is uniquely positioned to assist its customers in solving the complex challenges of future space missions. For more information, please visit www.redwirespace.com.

About Genesis Park Acquisition Corp.

Genesis Park is a publicly traded special purpose acquisition company sponsored by an affiliate of Genesis Park, trading on the NYSE under the ticker symbol NYSE: GNPK. GNPK is one of the first aerospace and aviation services special purpose acquisition companies, and pursued and capitalized on the operational and investment experience of the GNPK management team and Board of Directors by focusing on companies that have significant growth prospects in the aerospace and aviation services sector.

About AE Industrial Partners

AE Industrial Partners is a private equity firm specializing in Aerospace, Defense & Government Services, Space, Power Generation, and Specialty Industrial markets. AE Industrial Partners invests in market-leading companies that can benefit from its deep industry knowledge, operating experience, and relationships throughout its target markets. AE Industrial Partners is a signatory to the United Nations Principles for Responsible Investing. Learn more at www.aeroequity.com.

Contacts

Media: Austin Jordan

321-536-8632

Austin.jordan@redwirespace.com

OR

Investors:

investorrelations@redwirespace.com

Reevemark

Paul Caminiti/Delia Cannan/Pam Greene

212-433-4600
redwire@reevemark.com

Forward Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Genesis Park Acquisition Corp., Redwire or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) risk that the transaction disrupts current plans and operations of Redwire; (2) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (3) costs related to the Business Combination; (4) changes in applicable laws or regulations; (5) the possibility that Redwire may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Genesis Park Acquisition Corp or the combined company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Genesis Park Acquisition Corp. and Redwire undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.